EXHIBIT 8(cc)
                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT

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                                                                   EXHIBIT 8(cc)


                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT

         The Fund Participation Agreement, dated September 5, 1995, by and among IL Annuity and Insurance Company, a life insurance company currently organized under the laws of Kansas, Van Eck Worldwide Insurance Trust, and Van Eck Associates Corporation is hereby amended, effective as of June 1, 2001, as follows:

           1.  Paragraph 31, The following paragraph shall be added:
               ------------

                                    Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

                                    Each party hereto shall be solely
                                    responsible for the compliance of their
                                    officers, directors, employees, agents,
                                    independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach- Bliley Act and Regulation S-P.

           2.  Exhibit A, is hereby amended to include the following Portfolios:
               ---------

                                    Van Eck Worldwide Emerging Markets
                                    Van Eck Worldwide Real Estate
                                    Van Eck Worldwide Hard Assets

         All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement to Amend as of the date and year first above written.

              VAN ECK WORLDWIDE INSURANCE TRUST

              By: /s/ Thomas Elwood 6/28/01
                  ----------------------------------
                                         Date

              Name:  Thomas Elwood
                     -------------------------------
              Title: Secretary
                     -------------------------------


              VAN ECK ASSOCIATES CORPORATION

              By: /s/ Thomas Elwood 6/28/01
                  ----------------------------------
                                         Date

              Name:  Thomas Elwood
                     -------------------------------
              Title: Vice President and Secretary

              IL ANNUITY AND INSURANCE COMPANY

              By: /s/ Daniel J. LaBonte 7/9/01
                  ----------------------------------
                                         Date

              Name:  Daniel J. LaBonte
                     -------------------------------
              Title: Sales Officer
                     -------------------------------






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